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                                                                     EXHIBIT 5.1

                   FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                              ONE NEW YORK PLAZA
                         NEW YORK, NEW YORK 10004-1980
                                 212-859-8000
                               FAX 212-859-4000

                                                            WRITER'S DIRECT LINE
                                                                 212-859-8280
June 30, 1998                                                (FAX: 212-859-8586)


Countrywide Credit Industries, Inc.
Countrywide Home Loans, Inc.
4500 Park Granada
Calabasas, California  91302

Ladies and Gentlemen:

          We are acting as special counsel to Countrywide Credit Industries, Inc., a Delaware corporation (the "Company"), and its wholly-owned subsidiary, Countrywide Home Loans, Inc., a New York corporation ("CHL"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance by the Company and/or CHL from time to time of up to U.S. $2,000,000,000 aggregate public offering price or the equivalent thereof in one or more foreign currencies, currency units or composite currencies of (i) shares of the Company's Common Stock, par value $.05 per share (the "Common Stock"),
(ii) shares of the Company's Preferred Stock, par value $.05 per share (the "Preferred Stock"), (iii) debt securities of the Company (the "Company Debt Securities"), which may be issued pursuant to an indenture (the "Company Indenture") to be entered into between the Company and The Bank of New York, as trustee (in such capacity, the "Company Trustee"), the form of which is incorporated by reference as an exhibit to the Registration Statement, and (iv) debt securities of CHL (the "CHL Debt Securities," and together with the Company Debt Securities, the "Debt Securities"), which shall be guaranteed as to payment of principal, premium, if any, and interest by the Company (the "Guarantees"), in its capacity as guarantor (the "Guarantor"), and which shall be issued pursuant to the Indenture, dated as of January 1, 1992, as supplemented by Supplemental Indenture No. 1 thereto, dated as of June 15, 1995, in each case among the Company, the Guarantor and The Bank of New York, as trustee (in such capacity, the "CHL Trustee") (as so supplemented, the "CHL Indenture" and the CHL Indenture, together with the Company Indenture, the "Indentures"). All capitalized terms used herein that are defined in, or by reference in, the Registration Statement have the meanings assigned to such terms therein or by reference therein, unless
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Countrywide Credit Industries, Inc.
Countrywide Home Loans, Inc.                                       June 30, 1998


otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and CHL, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company and CHL as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the Indentures.

          In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from representatives of the Company, CHL and others and assume compliance on the part of all parties to the Indentures with their covenants and agreements contained therein.

          To the extent it may be relevant to the opinions expressed in paragraph 4 below, we have assumed that the the Company Trustee will have the power and authority to enter into and perform the Company Indenture and to consummate the transactions contemplated thereby, that the Company Indenture will be duly authorized, executed and delivered by, and will constitute the legal, valid and binding obligation of, the Company Trustee, enforceable against the Company Trustee in accordance with its terms, and that the Company Trustee will comply with all of its obligations under the Company Indenture and all laws applicable thereto.

          To the extent it may be relevant to the opinions expressed in paragraph 5 below, we have assumed that the the CHL Trustee has the power and authority to enter into and perform the CHL Indenture and to consummate the transactions contemplated thereby, that the CHL Indenture has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, the CHL Trustee, enforceable against the CHL Trustee in

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Countrywide Credit Industries, Inc.
Countrywide Home Loans, Inc.                                       June 30, 1998


accordance with its terms, and that the CHL Trustee will comply with all of its obligations under the CHL Indenture and all laws applicable thereto.

          Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that:

          1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          2. When (i) the Registration Statement has become effective, (ii) the terms of the issuance and sale of the shares of Common Stock registered pursuant to the Registration Statement have been duly approved by the Board of Directors of the Company in conformity with the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and (iii) such shares are issued and delivered against payment therefor for an amount in excess of the par value thereof, such shares of Common Stock will be validly issued, fully paid and non-assessable.

          3. When (i) the Registration Statement has become effective, (ii) in accordance with Section 151 of the General Corporation Law of the State of Delaware and in conformity with the Certificate of Incorporation, (a) the Board of Directors of the Company has fixed the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions of a series of Preferred Stock registered pursuant to the Registration Statement and (b) proper and valid filing with the Office of the Secretary of State of the State of Delaware, Division of Corporations, of a Certificate of Designations setting forth the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, has been made, (iii) the terms of the issuance and sale of such series of Preferred Stock proposed to be sold by the Company have been duly approved by the Board of Directors of the Company and all other necessary corporate action on the part of the Company has been taken in connection therewith and (iv) such shares of Preferred Stock are issued and delivered against payment therefor for an amount in excess of the par value thereof, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

          4. Assuming the Company Indenture is duly executed and delivered by the Company and duly authorized, executed and delivered by the Company Trustee, when the Registration Statement has become effective, the terms of the Company Debt Securities and their issue and sale have been duly established in conformity with the Company Indenture so as not to violate any applicable law or

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Countrywide Credit Industries, Inc.
Countrywide Home Loans, Inc.                                       June 30, 1998


agreement or instrument then binding on the Company, the Company Debt Securities have been duly executed and authenticated in accordance with the terms of the Company Indenture and issued and sold as contemplated in the Registration Statement, the Company Debt Securities will constitute valid and binding obligations of the Company.

          5. When the Registration Statement has become effective, the terms of the CHL Debt Securities and their issue and sale and the related Guarantees have been duly established in conformity with the CHL Indenture so as not to violate any applicable law or agreement or instrument then binding on CHL or the Guarantor, the Guarantees have been endorsed on the CHL Debt Securities and executed in accordance with the terms of the CHL Indenture and the CHL Debt Securities have been duly executed and authenticated in accordance with the terms of the CHL Indenture and issued and sold as contemplated in the Registration Statement, the CHL Debt Securities will constitute valid and binding obligations of CHL and the Guarantees will constitute valid and binding obligations of the Guarantor.

          We express no opinion as to the enforceability of any provision of the Indentures specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of the Indentures.

          The opinions set forth above are subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws affecting creditors' rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

          We express no opinion as to the legality, validity, binding effect or enforceability of any provision of the Debt Securities, the Indentures or the Guarantees providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law. In this connection, we note that, as of the date of this opinion, in the case of a Debt Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Debt Security or the related Guarantee would be required

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Countrywide Credit Industries, Inc.
Countrywide Home Loans, Inc.                                       June 30, 1998


under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Debt Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

          The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware, as currently in effect. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "Validity of Securities" in the Prospectus and "Validity of Securities" in any Prospectus Supplement forming a part of the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                             Very truly yours,


                                  FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                                  By: /s/ Kenneth R. Blackman
                                      ____________________________________
                                           Kenneth R. Blackman




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